                               AGENCY TRADING AGREEMENT

This Agreement is made as of January 2, 1998, between Wachovia Operational Services Corporation ("Wachovia"), each registered investment company ("Fund Company") executing this Agreement, on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"), and Fund Affiliate (defined below) that has executed this Agreement. Fund Company and Fund Affiliate are collectively referred to herein as "Fund Parties". In the event that there are no series or classes of shares listed on Schedule I, the term "Fund(s)" shall mean "Fund Company".

WHEREAS Fund Affiliate is either (i) an investment adviser to or administrator for the Funds, (ii) the principal underwriter or distributor for the Funds,
(iii) a transfer agent for the Funds or (iv) a bookkeeping and pricing agent for the Funds.

WHEREAS Fund Parties wish to have Wachovia perform certain recordkeeping, shareholder communication, and other services for each Fund.

                                       Recital

WHEREAS, Wachovia acts as trustee or custodian of certain tax-qualified employee benefit plans and tax-exempt trusts in which plan assets are held (individually, the "Plan", and collectively, the "Plans"), and invests and reinvests Plan assets as directed by one or more investment advisors, a Plan sponsor or an administrative committee, as the case may be, of each Plan (a "Plan Representative"), or upon the direction of Plan participants ("Participants");

WHEREAS, Wachovia provides certain recordkeeping and other services for the Plans, including processing of orders and instructions for the investment and reinvestment of Plan assets in each Plan's investment options;

WHEREAS, Wachovia and the Fund Company desire to facilitate the purchase, exchange and redemptions of shares of the Funds (the "Shares") on behalf of the Plans through one or more accounts (not to exceed one per Plan) in each Fund (individually, an "Account" and collectively, the "Accounts"), subject to the terms and conditions of this Agreement; and

WHEREAS, the Fund Company and Wachovia desire Wachovia to serve as the Fund Company's agent to receive and transmit orders and instructions regarding the purchase, exchange and redemption of Shares, subject to the terms and conditions of this Agency

Trading Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows.

1.   APPOINTMENT OF WACHOVIA

     The Fund Company hereby appoints Wachovia as agent for the limited purpose of accepting orders and instructions with respect to Shares purchased, exchanged or redeemed by the Plans. Wachovia hereby accepts its appointment on the terms and conditions set forth herein.

2.   PRICING INFORMATION

     The Fund Company will furnish, or caused to be furnished, to Wachovia on each business day that the New York Stock Exchange is open for business ("Business Day") with: (i) net asset value information as of the close of trading on the New York Stock Exchange or as at such other time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"); and (ii) in the case of Funds the principal purpose of which is the generation of interest income, the daily accrual or interest rate factor (mil rate). The Fund Company shall use best efforts to provide such information to Wachovia by 7:00 p.m. Eastern Time on the same Business Day via 1-800-392-2673 and to provide a fax to Wachovia by 7:00 p.m. ET on the same Business Day.

3.   ORDERS FOR PURCHASE, REDEMPTION, OR EXCHANGE

     Wachovia, as agent of the Fund Company, shall (i) receive from, or on behalf of, Participants or Plan Representatives for acceptance as of the Close of Trading on each Business Day (the "Trade Date") (based solely upon the receipt of orders and instructions from such Participants or Plan Representatives prior to the Close of Trading on any such Business Day) orders and instructions for the purchase, redemption on exchange of Shares held by the Plans, and (ii) upon acceptance of any such orders and instructions, communicate such acceptance to the Fund Company and transmit to the Fund Company orders and instructions to purchase, exchange or redeem Shares for specified Accounts. On each business day, Wachovia shall aggregate and calculate the net purchase and redemption amounts for such orders for each Account and communicate such net aggregate amounts to the Fund Company prior to 9:00 a.m. ET on the Business Day next succeeding the Trade Date. All communications herein shall be by facsimile or other form of written electronic transmission. If provided in the applicable shareholder's account application, dividends, capital gains, and other distributions will be automatically reinvested on payable date at net asset value in accordance with each Fund's then current prospectus.

4.   SETTLEMENT

     (a) Purchases. Wachovia will use its best efforts to transmit the purchase price of each purchase order to the Fund Company in accordance with written instructions provided by the Fund Company to Wachovia for the applicable Fund by wire transfer prior to 1:00 p.m. ET, on the next Business Day following the Trade Date. Wachovia agrees that if it fails to
     (i) wire the purchase price to the Fund Company before such 1:00 p.m. ET deadline or (ii) provide the Fund Company with a Federal Funds wire system reference number evidencing the wire transfer of the purchase price to the Fund Company prior to such 1:00 p.m. ET deadline. The cost associated with any delayed wire is the responsibility of Wachovia (b) Redemptions. The Fund Company will use its best efforts to transmit to Wachovia the proceeds of all redemption orders placed by Wachovia by 1:00 p.m. ET on the Business Day immediately following the Trade Date by wire transfer on that Business Day. Should a Fund need to extend the settlement on a trade, the Fund Company will contact Wachovia to discuss the extension. For purposes of determining the length of settlement, the Fund Company agrees to treat the Accounts the same as it treats other direct shareholders of the Funds.
     Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Fund Company shall, on the day the wire is sent, fax such entries to Wachovia or if possible, send via direct or indirect systems access. The cost associated with any delayed wire is the responsibility of the Fund Affiliate sending the wire.

     REDEMPTION WIRES SHOULD BE SENT TO:

     Wachovia Bank, N.A.
     301 N. Main Street
     Winston-Salem, NC  27150
     Institutional Trust Checking Account/Day I Wire
     ABA #053100494
     Credit to Account #8735-105698
     Contact:  Bill McKinnis (910) 770-0506

     FAX SUPPLEMENTS SHOULD BE SENT TO: 910-770-4677

                         Attention: Richard Gough or Chris Grew

5.   PARTICIPANT RECORDKEEPING

     Recordkeeping and other administrative services to a Plan and Plan Participants shall be the responsibility of Wachovia and shall not be the responsibility of the Fund Company. The Fund Company will recognize, as determined by Wachovia, each Plan or all Plans, as the case may be, as a single shareholder and as an unallocated account in the Funds, and, in any event, the Fund Company will not maintain separate accounts for Plan Participants.

6.   FUND INFORMATION

     The Fund Company will provide to Wachovia via U.S. Mail a confirmation statement reflecting any purchase, exchange and redemption activity the next Business Day after the transaction trade date. Any such report will reflect the number of Shares purchased, exchange or redeemed, the price per Share and the dollar amounts.

     Wachovia will perform a trade reconciliation to ensure that Plan and Account assets are in balance. Wachovia shall notify the Fund Company of any differences between the Plan and/or Participant balances maintained by Wachovia and the Account(s) balances maintained by the Fund Company within two (2) Business Days of receipt of the Fund Company's report. Wachovia and the Fund Company shall determine and take, to the extent applicable, appropriate corrective actions with respect to any such differences. Upon the reasonable request of Wachovia, the Fund Company will notify Wachovia in writing by electronic or telephonic communication facilities of (i) the ex-date of all Fund distributions (dividends and capital gains) and (ii) the reinvestment of Shares as of payable date of any such distribution.

7.   PROSPECTUS, PROXIES AND RELATED MATERIALS

     The Fund Company shall provide Fund prospectuses, proxy materials, periodic Fund reports and other similar materials that are required by law to be sent to shareholders, in such quantities and at such times as Wachovia shall reasonably request. Wachovia hereby expressly acknowledges that Wachovia, and not the Fund Company, shall be responsible for the delivery of any such prospectuses, reports and materials to Plan Participants or Plan Representatives, as the case may be. Wachovia shall promptly deliver any such prospectuses, reports and materials to Plan Participants or Plan Representatives, as the case may be after delivery thereof by the Fund Company.

     Wachovia will vote Plan Shares as directed by Plan Participants or Plan Representatives, as the case may be. Wachovia, in its capacity as Service Provider hereunder, (and its agents), shall not in any way recommend action in connection with, or interfere with the solicitation of, such proxy votes.

8.   MAINTENANCE OF RECORDS; PLAN INFORMATION; ACCESS

     Each party shall maintain and preserve all records, as required by law, in connection with providing services hereunder and in making Shares available
     to the Plans.   Except as otherwise provided hereunder, Wachovia shall
     provide copies of all records relating to the Plans, Participants and Funds as may reasonably be requested by the Fund Company to enable the Fund Company, the Funds or their representatives to comply with any request of the Fund Company's internal or external auditors, any governmental agency or similar entity, to otherwise enable it to comply with all applicable state or Federal laws or to enable the Fund Company to fulfill its obligations and perform its duties hereunder.

     To the extent required under the 1940 Act, and the rules thereunder, Wachovia agrees that records maintained by it hereunder are the property of the Funds and will be preserved, maintained and made available in accordance with the 1940 Act.

     Upon reasonable notice by the Fund Company to Wachovia, Wachovia shall make available during normal business hours such of Wachovia's facilities and premises employed in connection with the performance of Wachovia's duties and responsibilities under this Agency Trading Agreement for reasonable visitation, inspection and auditing by the Fund Company or a Fund, or any person retained by the Fund Company or a Fund for such purposes as may be necessary or desirable to evaluate the quality of the duties and responsibilities performed by Wachovia pursuant hereto.

     This Section 8 shall survive termination of this Agreement.

9.   COMPLIANCE WITH LAWS

     At all times the Fund Company and Wachovia shall comply with all laws, rules and regulations, to the extent applicable, by virtue of entering into this Agency Trading Agreement or otherwise.

10.  REPRESENTATIONS WITH RESPECT TO THE FUNDS

     Wachovia shall not make, nor shall it allow its affiliates to make representations concerning a Fund or Shares, except those contained (i) the then current prospectus of a Fund, (iii) current sales literature created by or on behalf of the Funds, or (iii) current sales literature created by Wachovia which has been submitted to, and approved in writing, by the Funds or their agents prior to the use or distribution of such sales literature by Wachovia, its affiliates or agents.

11.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     Wachovia represents, warrants, and covenants that:
     (a) it has full power and authority under applicable law and from the appropriate Plan Representative(s), and has taken all action necessary, to enter into and perform its obligations and duties under this Agency Trading Agreement, and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity; this Agency Trading Agreement constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms; no consent or authorization of, filing with or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performances, validity or enforceability of this Agency Trading Agreement,

     (b) it will timely disclose to Plan Representatives or Plan Participants, as the case may be, the arrangement provided for in this Agency Trading Agreement;

     (c) it is registered, shall register or is exempt from registration as a transfer agent pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended (the "1934 Act") (it being understood by the parties hereto that failure on the part of Wachovia to so if not exempt from registration, will constitute a material breach of this Agency Trading Agreement 30 days after the effective date of this Agency Trading Agreement or such earlier date on which such failure constitutes violation of applicable law or regulation); if required under applicable regulations, Wachovia will amend its TA-1 to disclose its appointment hereunder as a limited purpose co-transfer agent to the Fund Company;

     (d)  it is a national bank chartered by the Federal Reserve Board;

     (e) all purchases, redemptions and exchanges orders and instructions received by it on any Business Day and transmitted to the Fund Company for processing pursuant to this Agency Trading Agreement have been received prior to the Close of Trading on such Business Day;

     (f) all purchases, exchanges and redemptions of Fund shares contemplated by this Agency Trading Agreement shall be effected in accordance with each Fund's then current prospectus;

     (g) it will comply with all applicable state and Federal laws and with the rules and regulations of authorized regulatory agencies thereunder;

     (h) the receipt of any fees by the Wachovia directly or indirectly relating to the purchase, exchange or redemption of the Funds has been reviewed by legal counsel to Wachovia and will not constitute a "prohibited transaction" as such term is defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, for which an exemption is not available, and is not otherwise prohibited by any other applicable law, governing instrument or court order; and

     (i) it will promptly notify the Fund Company in the event that it is unable, for any reason, to perform any of its duties or obligations under this Agency Trading Agreement or there is a material failure to comply with in the representation made herein above.

     Each of the Fund Company and Fund Affiliate represents, warrants, and covenants as to itself only and not jointly that:

     (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform its duties and obligations under this Agency Trading

     Agreement and that by doing so it will no breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity;

     (b) all purchases, exchanges and redemptions of Fund shares contemplated by this Agency Trading Agreement shall be effected in accordance with each Fund's then current prospectus.

     (c) it will comply all applicable state and Federal laws and with the rules and regulations of authorized regulatory agencies thereunder; and

     (d) it will promptly notify Wachovia in the event that it is unable, for any reason, to perform any of its duties or obligations under this Agency Trading Agreement or there is a material failure to comply with the representations made herein above.

     The Fund Company represents, warrants and covenants as to itself only that the Funds are registered as investment companies under the 1940 Act and Fund Shares are registered under the Securities Act of 1933, as amended;

12.  INDEMNIFICATION

     (a) Wachovia shall indemnify and hold harmless the Fund Company, each of the Fund Affiliates and their respective officers, directors, partners, trustees, members, shareholders, employees and agents ("Indemnitees") against any loss, cost, damage, expense, liability or claim including, without limitations, reasonable legal fees and other out-of-pocket costs of defending against any such loss, cost, damage, expense, liability or claim, suffered by all or any of such Indemnitees to the extent arising out of, or relating to, (i) any actual negligent act or omission or act of intentional misconduct by Wachovia or its agents relating to this Agency Trading Agreement or the services rendered hereunder (ii) a material breach of any of the representations, warranties and covenants made hereunder, (iii) the failure to timely and property transmit orders and instructions to the Fund Company (or its affiliates), (iv) cancellation or subsequent correction of any orders and instructions transmitted to the Fund Company (or its affiliates), or (v) discrepancies between Participant and Plan balances maintained by Wachovia and the Account(s) balances maintained by the Fund Company (or its affiliates) due to errors caused by Wachovia.

     (b) Fund Company and each Fund Affiliate shall indemnify and hold harmless Wachovia and its respective officers, directors, partners, trustees, shareholders, employees and agents ("Indemnitees") against any loss, cost, damage, expense, liability or claim including, without limitations, reasonable legal fees and other out-of-pocket costs of defending against any such loss, cost, damage, expense, liability or claim, suffered by all or any of such

     Indemnitees to the extent arising out of, or relating to, (i) any actual negligent act or omission or act of intentional misconduct by itself or its own agents performing duties under this Agency Trading Agreement or the services rendered hereunder, or (ii) a material breach of any of the representations, warranties and covenants made hereunder.

     (c) In performing its respective duties under this Agency Trading Agreement, each party hereto shall comply with all applicable federal and state securities laws and regulations and (i) Westcore Trust and each Fund Affiliate shall fully indemnify Wachovia for any claims or liabilities suffered by Wachovia or its officers, directors, trustees, employees or agents (including reasonable legal fees and other out-of-pocket costs of defending against any such claim or liability or reasonable costs incurred enforcing this right of indemnification), arising from non-compliance by itself only with any such laws or regulations and (ii) Wachovia shall fully indemnify Westcore Trust, and each Fund Affiliate for any claims or liabilities suffered by any such party or its respective officers arising from noncompliance by Wachovia or regulators with any such law.

13.  FEES AND EXPENSES

     Each party shall bear all expenses incidental to the performance of its duties and obligations under this Agency

     Trading Agreement. Each Fund shall pay the cost of registration of its Shares with the Securities and Exchange Commission and in any state where required. The cost of preparing and printing prospectuses, proxy materials, periodic Fund reports and other similar materials that are required by law to be sent to shareholders generally shall be paid by the applicable Fund, and the cost of distributing such items to Plan Participants or Plan Representatives shall be borne by Wachovia, the Plans or Plan Representatives, as the case may be.

     Wachovia shall not be entitled to any fee from the Fund Company pursuant to this Agency Trading Agreement.

14.  TERMINATION OF AGREEMENT

     This Agency Trading Agreement may be terminated at any time by any party hereto upon thirty (30) days prior written notice to the other party hereto or upon such shorter notice as is required by law, order or regulatory or self-regulatory authority with jurisdiction over the terminating party or at such time as the parties hereto may agree to in writing.
     Notwithstanding the foregoing, this Agency Trading Agreement may be terminated immediately either (i) upon a material breach by any party hereto not cured within thirty (30) days after notice from another party hereto or (ii) with respect to a Plan, upon the termination of services by

     Wachovia to any such Plan. The provisions of Section 12 shall survive any termination of this Agency Trading Agreement.

15.  NOTICE

     Each notice required by this Agency Trading Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service, or sent through electronic or telephonic facilities, to the intended recipient thereof at the following address or such other address as one party may give written notice to the other party:

If to Wachovia, to:                               Wachovia Operational
                                                  Services Corporation
                                                  301 N. Main Street
                                                  Winston-Salem, NC 27150
                                                  Attention:  Richard Gough
                                                     or Chris Grew
                                                     (NC-31073)

If to the Fund Company, to:                       ALPS Mutual Funds
                                                    Services, Inc.
                                                  370 17th Street,
                                                  Suite 3100
                                                  Denver, CO 80202-5627


     A notice given in accordance with this Section 15 shall be deemed given upon actual receipt by the intended recipient thereof.

16.  CONFIDENTIALITY

     Except as otherwise provided under this Agency Trading Agreement, all notifications, reports, books, records, data and other information supplied by one party to the other in connection with this Agency Trading Agreement (collectively, "Information") shall remain the property of the party supplying such information and, except at otherwise provided hereunder, shall be kept confidential by the other party; provided, however, that copies of any such information may be retained by a party to the extent required by applicable law, court order, or the reasonable internal polices of a party.

     Wachovia and the Fund Company and Fund Affiliates acknowledge and understand the competitive value and confidential nature of internal, non-public financial and business information of the other parties hereto. The parties hereto also understand that the information is to be considered as confidential, proprietary and trade secrets of each other party and its affiliates. Wachovia and the Fund Company and Fund Affiliates agree to use their best efforts (the same being not less than that employed to protect their own confidential and proprietary information) to safeguard such information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Except as otherwise provided hereunder, neither Wachovia nor the Fund Company and Fund Affiliates shall, without the prior written approval of an officer of another affected party, directly or indirectly, disclose information to any person or business entity except for a limited number of employees of each party (or their respective affiliates) on a need-to-know basis. Notwithstanding anything in this Agency Trading Agreement to the contrary, the parties hereto (or their respective affiliates) may disclose any such information: (a) as may be legally required by a court or governmental agency or entity; (b) which is or becomes available to the general public through no act of, failure to act by, or fault of, the disclosing party (or its affiliates); (c) which is subsequently disclosed to a party hereto (or its affiliates) on a non-confidential basis by a third party not having a confidential relationship with another party hereto (or its affiliates) which rightfully acquired such information, or (d) as independently developed by a party hereto (or its affiliates).

17.  COMPLETE AGREEMENT

     This Agency Trading Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings among the parties with respect to the subject matter hereof, whether oral or written, express or implied.

18.  MODIFICATION AND WAIVER

     This Agency Trading Agreement may be modified or amended, and its terms may be waived, only by a writing signed by each of the parties hereto; provided, however, Schedule I hereto may be amended in writing, without the need for signatures of the parties hereto, by the fund Company's delivery of an amended Schedule I to Wachovia at least thirty (30) days in advance of the effective date of any such amended Schedule I, provided that this Agreement shall immediately cease to apply with respect to any Fund at such time as shares of such Fund are no longer offered to the public (except that this Agreement shall continue to apply with respect to accounts in such Fund created, and to purchases and redemptions of such Fund made prior to cessation of public offering).

     Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agency Trading Agreement. In addition, any such waiver shall constitute a present waiver of such provision only and shall not constitute a permanent, future waiver of such provision.

19.  COUNTERPARTS

     This Agency Trading Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

20.  ASSIGNMENT

     This Agency Trading Agreement shall not be assigned by a party hereto without the prior written consent of the other parties hereto except that the Agreement may be assigned to a successor Fund Affiliate for the Funds, or any of them, if one is appointed without the consent of the other parties hereto.

21.  HEADINGS

     The headings of this Agency Trading Agreement are for reference only and shall not otherwise affect the interpretation or construction hereof.

22.  NON-EXCLUSIVITY

     Each of the parties hereto acknowledges and agrees that this Agency Trading Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities. Wachovia further acknowledges that nothing contained herein shall prohibit the Fund Company or any affiliate of either from providing administrative, sub-accounting, trustee, recordkeeping or similar or related services to any employee benefit plan (including a Plan) or from soliciting any such plan or sponsor thereof to enter into any arrangement with the Fund Company or any affiliate of either for such service.

23.  GOVERNING LAW

     This Agency Trading Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

24.  MASSACHUSETTS BUSINESS TRUST

     The Names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the undersigned have executed this Agency Trading Agreement by their duly authorized officers as of the date first written above.



     By:  Wachovia Operational Services Corporation

     Name:   /s/ Gene Oehler
          -----------------------------------
     Title:   Vice President
           ----------------------------------


     By:  Westcore Trust

     Name:   /s/ Jasper R. Frontz
          -----------------------------------
     Title:   Treasurer
           ----------------------------------


     By:  ALPS Mutual Funds Services, Inc.

     Name:   /s/ Thomas A. Carter
          -----------------------------------
     Title:   Chief Financial Officer
           ----------------------------------


     By:  Boston Financial Data Services, Inc.

     Name:   /s/ Jennifer Amenddare
          -----------------------------------
     Title:   Client Service Officer
           ----------------------------------

                                      SCHEDULE I

                           TO THE AGENCY TRADING AGREEMENT




Westcore MIDCO Growth Fund*

*Indicates that Fund is a "no-load" or "no sales charge" Fund as defined in
Section 26 of the NASD's Rules of Fair Practice.


                                       Westcore Trust
                              --------------------------------
                                   Name of Fund Company




                              By:  /s/ Jasper R. Frontz
                                 -----------------------------
                              Name:  Jasper R. Frontz
                                   ---------------------------
                              Title:  Treasurer
                                    --------------------------
                              Date:    December 23, 1997
                                   ---------------------------


Acknowledged by:              Accepted by

ALPS Mutual Funds Services Inc.    Wachovia Operational Services  Corporation
-------------------------------   -------------------------------------------


Name of Fund Affiliate

By:/s/ Thomas A. Carter            By:  /s/ Gene Oehler
   ------------------------            ---------------------------
Name: Thomas A. Carter             Name: Gene Oehler
     ----------------------             --------------------------
Title:Chief Financial Officer      Title:Vice President
      -----------------------            -------------------------
Date: February 27, 1998            Date: December 23, 1997
     ------------------------            -------------------------